UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2017

SRC Energy Inc.

(Exact name of registrant as specified in its charter)

COLORADO	001-35245	20-2835920
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1675 Broadway, Suite 2600

Denver, Colorado 80202

Registrant’s telephone number, including area code: (720) 616-4300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01              Other Events

On November 14, 2017, SRC Energy Inc. (the “Company”) issued a press release announcing that it has priced a private offering of senior notes to certain eligible purchasers. A copy of the press release is furnished as Exhibit 99.1 hereto. The press release is neither an offer to sell nor the solicitation of an offer to buy the notes or any other securities. The notes have been offered in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 (the “Securities Act”) and outside the United States in reliance on Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. The lenders under the Company’s revolving credit facility have executed a waiver pursuant to which the issuance of the notes will not result in an immediate reduction in the borrowing base under the revolving credit facility. The Company intends to use the net proceeds from the offering of the notes, in part, to redeem the Company’s existing senior notes. The Company expects that the existing senior notes will be redeemed on December 28, 2017, subject to completion of this offering.

Item 9.01  Financial Statements and Exhibits

See Exhibit Index.

Exhibit No.	Description

99.1	Press Release of SRC Energy Inc. Regarding Pricing of Offering of Senior Notes, dated as of November 14, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2017

SRC Energy Inc.

By:	/s/ Lynn A. Peterson
Lynn A. Peterson
President and Chief Executive Officer

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